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                                 EXHIBIT 3.3


                               VSSI APPIAN INC.
                        BYLAWS ADOPTED MARCH 29, 1989


        1.00       OFFICES  . . . . . . . . . . . . . . . . . . .     2
        2.00       SHAREHOLDERS . . . . . . . . . . . . . . . . .     2
              2.01 Annual Meeting . . . . . . . . . . . . . . . .     2
              2.02 Special Meetings . . . . . . . . . . . . . . .     2
              2.03 Notice of Meetings . . . . . . . . . . . . . .     2
              2.04 Quorum . . . . . . . . . . . . . . . . . . . .     2
              2.05 Voting . . . . . . . . . . . . . . . . . . . .     2
              2.06 Right to Vote and Fixing of Record Date  . . .     3
        3.00       BOARD OF DIRECTORS . . . . . . . . . . . . . .     3
              3.01 Number . . . . . . . . . . . . . . . . . . . .     3
              3.02 How Elected  . . . . . . . . . . . . . . . . .     3
              3.03 Resignation and Removal. . . . . . . . . . . .     3
              3.04 Vacancies. . . . . . . . . . . . . . . . . . .     3
              3.05 Organization . . . . . . . . . . . . . . . . .     3
              3.06 Regular Meetings . . . . . . . . . . . . . . .     3
              3.07 Special Meetings . . . . . . . . . . . . . . .     3
              3.08 Notice of Special Meetings . . . . . . . . . .     4
              3.09 Annual Meeting . . . . . . . . . . . . . . . .     4
              3.11 Voting . . . . . . . . . . . . . . . . . . . .     4
              3.12 Compensation . . . . . . . . . . . . . . . . .     4
        4.00       COMMITTEES . . . . . . . . . . . . . . . . . .     4
              4.01 Executive Committee. . . . . . . . . . . . . .     4
              4.02 Other Committees . . . . . . . . . . . . . . .     4
        5.00       OFFICERS . . . . . . . . . . . . . . . . . . .     4
              5.01 Number and Designation . . . . . . . . . . . .     4
              5.02 President. . . . . . . . . . . . . . . . . . .     5
              5.03 Secretary  . . . . . . . . . . . . . . . . . .     5
              5.04 Treasurer  . . . . . . . . . . . . . . . . . .     5
              5.05 Other Officers . . . . . . . . . . . . . . . .     5
              5.06 Bond . . . . . . . . . . . . . . . . . . . . .     5
        6.00       CERTIFICATES FOR SHARES  . . . . . . . . . . .     5
              6.01 Form and Issuance  . . . . . . . . . . . . . .     5
              6.02 Transfers  . . . . . . . . . . . . . . . . . .     5
              6.03 Share Register . . . . . . . . . . . . . . . .     5
              6.04 Lost or Destroyed Certificates . . . . . . . .     5
        7.00       DIVIDENDS  . . . . . . . . . . . . . . . . . .     6
        8.00       MISCELLANEOUS PROVISIONS . . . . . . . . . . .     6
              8.01 Fiscal Year  . . . . . . . . . . . . . . . . .     6
              8.02 Checks and Notes . . . . . . . . . . . . . . .     6
              8.03 Corporate Seal . . . . . . . . . . . . . . . .     6
        9.00       AMENDMENTS . . . . . . . . . . . . . . . . . .     6
              9.01 By the Shareholders  . . . . . . . . . . . . .     6
              9.02 By the Directors . . . . . . . . . . . . . . .     6


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1.00 OFFICES

        The registered office of the Corporation shall be at 80 Broad Street, Monrovia, Liberia. The Corporation may also have an office or offices at such other places within or outside Liberia as the Board of Directors may from time to time designate or the business of the Corporation may require.


2.00 SHAREHOLDERS

        2.01 Annual Meeting.

        The annual meeting of shareholders shall be held on the second Friday in January of every year or in such day, and at such time and place within or outside Liberia as the Directors may from time to time determine, for the purpose of electing Directors and transacting such other business as may properly be brought before the meeting.

        2.02 Special Meetings.

        Special meetings of shareholders, unless otherwise prescribed by law, may be called for any purpose at any time by order of the Board of Directors, or by any officer of the Corporation whenever requested in writing to do so by shareholders owning not less than twenty-five percent of all the outstanding shares of the Corporation entitled to vote at such meeting. Such meetings shall be held at such place, date and time as may be designated in the notice thereof. The notice shall state the purpose of the proposed special meeting, and the business transacted at any special meeting shall be limited accordingly. The purpose for which a special meeting of shareholders may be held shall include the removal from office of any or all of the Directors, whether or not any cause exists for such removal, and the election of Directors in place of those removed.

        2.03 Notice of Meetings.

        Notice of every meeting of shareholders (other than any meeting the giving of notice of which is otherwise prescribed by law) stating the date, time, place and purpose thereof, and in the case of special meetings, the name of the person or persons at whose direction the notice is being issued, shall be given personally or sent by courier service, mail, telex, cable or facsimile at least fifteen but not more than sixty days before such meeting, to each shareholder of record entitled to vote thereat and to each shareholder of record who, by reason of any action proposed at such meeting would be entitled to have his or her shares appraised if such action were taken, and the notice shall include a statement of that purpose and to that effect. If mailed, notice shall be deemed to have been given when deposited in the mail, directed to the shareholder at his or her address as the same appears on the record of shareholders of the Corporation or at such address as to which the shareholder has given notice to the Secretary. Notice of a meeting need not be given to any shareholder who submits a signed waiver of notice, whether before or after the meeting, or who attends the meeting without protesting prior to the conclusion thereof the lack of notice to him or her. If the Corporation shall issue any class of bearer shares, notice of all meetings shall be given in the manner provided in the Articles of Incorporation.

        2.04 Quorum.

        At all meetings of shareholders, except as otherwise expressly provided by law, there must be present either in person or by proxy shareholders of record holding at least a majority of the shares issued and outstanding and entitled to vote at such meetings in order to constitute a quorum, but if less than a quorum is present, a majority of those shares present either in person or by proxy shall have power to adjourn any meeting until a quorum shall be present.

        2.05 Voting.

        If a quorum is present, and except as otherwise expressly provided by law, the affirmative vote of a majority of the shares of stock represented at the meeting shall be the act of the shareholders. At any meeting of shareholders, each shareholder entitled to vote thereat shall be entitled to one vote for each such share, and may so vote either in person or by proxy appointed by instrument in writing (including telex, cable, or facsimile). Any action required or permitted to be taken at a meeting may be taken without a meeting if a written consent, setting forth the action so taken, is signed by all the shareholders entitled to vote with respect to the subject matter thereof.

        2.06 Right to Vote and Fixing of Record Date.

        The Board of Directors may fix a time not more than sixty days nor less than fifteen days prior to the date of any meeting of shareholders, or more than sixty days prior to the last day on which the consent or dissent of shareholders may be expressed for any purpose without a meeting, as the time as of which shareholders entitled to notice of and to vote at such meeting or whose consent or dissent is required or may be expressed for any purpose, as the case may be, shall be determined, and all persons who were holders of record of voting shares at such time, and no others, shall be entitled to notice of and to vote at such meeting or to express their consent or dissent, as the case may be. All persons who were holders of voting shares in bearer form and at such time had provided to the Corporation an address to which to forward notices and information shall be entitled to notice of such meeting.

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        The Board of Directors may fix a time not exceeding sixty days preceding the date fixed for the payment of any dividend, the making of any distribution, the allotment of any rights or the taking of any other action, as a record time for the determination of the shareholders entitled to receive any such dividend, distribution or allotment or for the purpose of such other action.

        With respect to holders of registered shares entitled to vote at the meeting, such shareholders shall present thereat proof of identity satisfactory to the secretary of the meeting. With respect to holders of bearer shares, the right to vote at the meeting shall be proven by presenting the certificate or certificates representing such shares to the secretary of the meeting for inspection.

        If a holder of registered shares desires to vote by proxy, such proxy nominee shall present proof of identity satisfactory to the secretary of the meeting. No proxy shall be valid after the expiration of eleven months from the date of its execution unless the shareholder executing it shall have specified therein a longer time during which it is to continue in force.


3.00 BOARD OF DIRECTORS

        3.01 Number.

        The affairs, business and property of the Corporation shall be managed by a Board of Directors to consist of not less than three Directors unless the shares of the Corporation are owned beneficially and of record by less than three shareholders, in which case the number of Directors may equal the number of shareholders. Within the limits fixed by these Bylaws the number of Directors may be determined either by the vote of a majority of the entire Board or by vote of the shareholders. The Directors need not be residents of Liberia or shareholders of the Corporation. Corporations may, to the extent permitted by law, be elected or appointed Directors.

        3.02 How Elected.

        Except as otherwise provided by law or by Section 3.04 of these Bylaws, the Directors of the Corporation (other than the first Board of Directors) shall be elected at the annual meeting of shareholders. Each Director shall be elected to serve until the next annual meeting of shareholders and until his or her successor shall have been duly elected and qualified, except in the event of his or her death, resignation, removal or the earlier termination of his or her term of office.

        3.03 Resignation and Removal.

        Any Director of the Corporation may resign at any time by giving written notice to the President or to the Secretary of the Corporation. Such resignation shall take effect at the time specified therein; and unless otherwise specified therein the acceptance of such resignation shall not be necessary to make it effective. Any or all of the Directors may be removed, with or without cause, by a vote of the shareholders. Any Director may be removed for cause by action of the Board of Directors.

        3.04 Vacancies.

        Vacancies in the Board of Directors occurring by death, resignation, creation of new directorships, failure of the shareholders to elect the whole Board at any annual election of Directors or for any other reason, including removal of Directors for cause, may be filled either by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum, at any special meeting called for that purpose, or at any regular meeting of the Board, or by vote of the shareholders. Vacancies occurring by removal of Directors without cause may be filled only by vote of the shareholders.

        3.05 Organization.

        At each meeting of the Board of Directors, the President or, in the absence of the President, a chairman chosen by a majority of the Directors present shall preside, and the Secretary of the Corporation or, in the absence of the Secretary, a person appointed by the chairman of the meeting shall act as secretary. The Board of Directors may adopt such rules as they shall deem proper, not inconsistent with law or with these Bylaws, for the conduct of their meetings and the management of the affairs of the Corporation. At all meetings of the Board of Directors, business shall be transacted in such order as the Board may determine.

        3.06 Regular Meetings.

        Regular meetings of the Board of Directors may be held at such time and place as may be determined by resolution of the Board of Directors and no notice shall be required for any regular meeting. Except as otherwise provided by law, any business may be transacted at any regular meeting.

        3.07 Special Meetings.

        Special meetings of the Board of Directors may, unless otherwise prescribed by law, be called from time to time by the President, or any officer of the Corporation who is also a Director. The President or the Secretary shall call a special meeting of the Board upon written request directed to either of them by any two Directors stating the time, place and purpose of such special meeting. Special meetings of the Board shall be held on such date, and at such time and place, as may be designated in the notice thereof by the officer calling the meeting.

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        3.08 Notice of Special Meetings.

        Notice of the date, time and place of each special meeting of the Board of Directors shall be given to each Director at least forty-eight hours prior to such meeting, unless the notice is given orally or delivered in person, in which case it shall be given at least twenty-four hours prior to such meeting. For the purpose of this section, notice shall be deemed to be duly given to a Director if given to him or her personally (including by telephone) or if such notice be delivered to such Director by courier service, mail, telegraph, cable, telex or facsimile, to his or her last known address. Notice of a meeting need not be given to any Director who submits a signed waiver of notice, whether before or after the meeting, or who attends the meeting without protesting prior to the conclusion thereof, the lack of notice to him or her.

        3.09 Annual Meeting.

        An annual meeting of the Board of Directors shall be held in each year after the adjournment of the annual shareholders meeting and on the same day. If a quorum of the Directors is not present on the day appointed for the annual meeting, the meeting shall be adjourned to some convenient day.

        3.10 Quorum.

        A majority of the Directors at the time in office, present in person or by proxy or conference telephone, shall constitute a quorum for the transaction of business.

        3.11 Voting.

        The vote of the majority of the Directors, present in person or by proxy or conference telephone, at a meeting at which a quorum is present shall be the act of the Directors. Any action required or permitted to be taken at a meeting may be taken without a meeting if all members of the Board consent thereto in writing.

        3.12 Compensation.

        The Board may from time to time, in its discretion, fix the amounts which shall be payable to members of the Board of Directors for attendance at the meetings of the Board or of any committee and for services rendered to the Corporation.


4.00 COMMITTEES

        4.01 Executive Committee.

        The Board of Directors may, by resolution passed by a majority of the entire Board, designate two or more of the members of the Board to constitute an Executive Committee. The Executive Committee shall have and may exercise, so far as may be permitted by law, and to the extent provided in said resolution and these Bylaws, all of the powers of the Board in the management of the affairs and property of the Corporation and the exercise of its corporate powers, and shall have power to authorize the seal of the Corporation to be affixed to all papers which may require it; but the Executive Committee shall not have power to fill vacancies in the Board, or to change the membership of, or to fill vacancies in, the Executive Committee, or to make or amend Bylaws of the Corporation. The Board shall have the power at any time to fill vacancies in, to change the membership of, or to dissolve, the Executive Committee with or without cause. The Executive Committee may hold meetings and make rules for the conduct of its business as it shall from time to time deem necessary. A majority of the members of the Executive Committee shall constitute a quorum. All action of the Executive Committee shall be reported to the Board at its meeting next succeeding such action.

        4.02 Other Committees.

        The Board of Directors may, in its discretion, by resolution, appoint other committees composed of two or more Directors which shall have and may exercise such powers as shall be conferred or authorized by the resolution appointing them. A majority of any such committee may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. The Board shall have power at any time to change the membership of any such committee, to fill vacancies, and to discharge any such committee with or without cause. Each committee shall keep a record of its proceedings and report the same to the Board when required.


5.00 OFFICERS

        5.01 Number and Designation.

        The Board of Directors shall elect a President, Secretary and Treasurer and such other officers as it may deem necessary. Officers may be of any nationality and need not be residents of Liberia. The officers shall be elected annually by the Board of Directors at its first meeting following the annual election of Directors, but in the event of the failure of the Board to so elect any officer, such officer may be elected at any subsequent meeting of the Board of Directors. The salaries of officers and any other compensation paid to them shall be fixed from time to time by the Board of Directors. The Board of Directors may elect additional officers at any meeting.

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        Each officer shall hold office until the first meeting of the Board of
Directors following the next annual election of Directors and until his or her successor shall have been duly elected and qualified, except in the event of the earlier termination of his or her office, through death, resignation, removal or otherwise.

        Any officer may be removed by the Board at any time with or without cause. Any vacancy in an office may be filled for the unexpired portion of the term of such office by the Board of Directors at any regular or special meeting.

        5.02 President.

        The President shall be the chief executive officer of the Corporation and shall have the general management of the affairs of the Corporation together with the powers and duties usually incident to the office of President, except as specifically limited by appropriate resolution of the Board of Directors, and shall have such other powers and perform such other duties as may be assigned to him or her by the Board of Directors. The President shall preside at all meetings of shareholders at which he or she is present.

        5.03 Secretary.

        The Secretary shall act as Secretary of all meetings of the shareholders and of the Board of Directors at which he or she is present, shall have supervision over the giving and serving of notices of the Corporation, shall be the custodian of the corporate records and the corporate seal of the Corporation, shall be empowered (together with the other officers of the Corporation) to affix the corporate seal to those documents, the execution of which, on behalf of the Corporation under its seal, is duly authorized and when so affixed may attest the same, and shall exercise the powers and perform such other duties as may be assigned to him or her by the Board of Directors or the President.

        5.04 Treasurer.

        The Treasurer shall have general supervision over the care and custody of the funds, securities, and other valuable effects of the Corporation and shall deposit the same or cause the same to be deposited in the name of the Corporation in such depositories as the Board of Directors may designate, shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall have supervision over the accounts of all receipts and disbursements of the Corporation, shall, whenever required by the Board, render or cause to be rendered financial statements of the Corporation, shall have the power and perform the duties usually incident to the office of Treasurer, and shall have such powers and perform such other duties as may be assigned to him or her by the Board of Directors or President.

        5.05 Other Officers.

        Officers other than those treated in Sections 5.02 through 5.04 of these Bylaws shall exercise such powers and perform such duties as may be assigned to them by the Board of Directors or the President.

        5.06 Bond.

        The Board of Directors shall have power to the extent permitted by law, to require any officer, agent or employee of the Corporation to give bond for the faithful discharge of his or her duties in such form and with such surety or sureties as the Board of Directors may deem advisable.


6.00 CERTIFICATES FOR SHARES

        6.01 Form and Issuance.

        The shares of the Corporation shall be represented by certificates in form meeting the requirements of law and approved by the Board of Directors. Certificates shall be signed by (a) the President, and (b) by the Secretary or the Treasurer.

        6.02 Transfers.

        The Board of Directors shall have power and authority to make such rules and regulations as they may deem expedient concerning the issuance, registration and transfer of certificates representing shares of the Corporation's stock. The transfer of shares issued to bearer shall be by delivery of the certificate or certificates representing such share.

        6.03 Share Register.

        The Corporation shall maintain a share register to be kept on file in any office of the Corporation. In the case of shares issued to bearer, such share register shall state the number of shares so issued, the date of issue and that such shares are fully paid and non-assessable.

        6.04 Lost or Destroyed Certificates.

        No certificates for shares of stock of the Corporation shall be issued in place of any certificate alleged to have been lost, stolen or destroyed, except upon production of such evidence of the loss, theft or destruction and upon indemnification of the Corporation and its agents to such extent and in such manner as the Board of Directors may require.

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7.00 DIVIDENDS

        Dividends may be declared in conformity with law by, and at the discretion of, the Board of Directors at any regular or special meeting. Dividends may be declared and paid in cash, stock or other property of the Corporation.


8.00 MISCELLANEOUS PROVISIONS

        8.01 Fiscal Year.

        The fiscal year of the Corporation shall begin on May 1st of each year and shall end on the last day of April following.

        8.02 Checks and Notes.

        All checks and drafts on the Corporation's bank accounts and all bills of exchange and promissory notes and all acceptances, obligations and other instruments for the payment of money, shall be signed by such officer or officers or agent or agents as shall be thereunto authorized from time to time by the Board of Directors.

        8.03 Corporate Seal.

        The corporate seal shall have inscribed thereon the name of the Corporation and such other information as the Board of Directors may from time to time determine. In lieu of such corporate seal, when so authorized by the Board of Directors or a duly empowered committee thereof, a facsimile thereof may be impressed or affixed or reproduced.


9.00 AMENDMENTS

        9.01 By the Shareholders.

        These Bylaws may be amended, added to, altered or repealed, or new Bylaws may be adopted, at any meeting of shareholders of the Corporation by the affirmative vote of the holders of a majority of the stock present and voting at such meeting, provided notice that an amendment is to be considered and acted upon is inserted in the notice or waiver of notice of said meeting.

        9.02 By the Directors.

        These Bylaws may be amended, added to, altered or repealed, or new Bylaws may be adopted, at any regular or special meeting of the Board of Directors by the affirmative vote of a majority of the entire Board, subject, however, to the power of the shareholders to alter, amend or repeal any Bylaw so adopted.

                                    - End -

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